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                                                                    Exhibit 10.1

                             PACIFIC SOFTWORKS, INC.

                              OFFICER AND DIRECTOR
                            INDEMNIFICATION AGREEMENT

                                    PREAMBLE

        This Agreement is made on _________________________ between PACIFIC SOFTWORKS, INC., a California corporation ("the Company"), and __________________________ ("Indemnitee"). The Company believes that it is in its best interest to attract and retain capable people to serve as directors, officers, and agents of the Company, and enters into this Indemnification Agreement with the belief that the Agreement will help achieve that goal. Indemnitee is an director and/or officer of the Company.

        The Company and Indemnitee are aware of the heightened risk of litigation and other claims that may be asserted against directors, officers, and agents of the Company. In recognition of Indemnitee's need for protection against personal liability, to enhance the value of Indemnitee's services to the Company, and to induce Indemnitee to provide services to the Company as a director and/or officer, the Company seeks to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent applicable insurance is maintained, for the coverage of Indemnitee under the Company's policies of directors' and officers' liability insurance.

        In consideration of the preceding, and of Indemnitee's agreeing to provide services to the Company, the parties agree as follows:

                             AGREEMENT TO INDEMNIFY

        1. (a) If Indemnitee was, is, or becomes a participant in, or is threatened to be made a participant in, a proceeding because of, or arising in part out of, an indemnifiable event as defined in Paragraph 1(b); below, the Company will indemnify Indemnitee from and against any and all expenses to the fullest extent permitted by law, as it now exists or as it may be changed in the future. The parties intend that this Agreement will provide for indemnification in excess of that expressly granted by statute, including, but not limited to, any indemnification provided by the Company's articles of incorporation, its bylaws, a vote of its stockholders or disinterested directors, or by applicable law.

               (b) The term "indemnifiable event" in Paragraph 1(a), above, refers to any event or occurrence that takes place before or after execution of this Agreement, and that is related to:

                      (1) The fact that Indemnitee is or was a director or officer of the Company; or

                      (2) Anything done or not done by Indemnitee in a capacity specified in Paragraph 1(B)(1), above, whether or not the basis of the proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent of the Company.


                                       1.


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               (c) Notwithstanding anything in this Agreement to the contrary,
Indemnitee will not be entitled to indemnification under this Agreement in connection with any proceeding initiated by Indemnitee against the Company or any director of officer of the Company unless:

                      (1) The Company has joined in or the Board has consented to the initiation of the proceeding;

                      (2) The proceeding is one to enforce indemnification rights as set forth in Paragraph 4, below; or

                      (3) The proceeding is instituted after a change in control, as defined in Paragraph 2(b), below, and independent counsel has approved its initiation.

               (d) If requested by Indemnitee, the Company will, within 10 business days of the request, advance all expenses to Indemnitee (an "expense advance"). Notwithstanding the preceding, to the extent that the reviewing party, as defined in Paragraph 2, below, determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company will be entitled to reimbursement from Indemnitee for these amounts, and Indemnitee agrees to reimburse the Company in that event. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to determine whether Indemnitee should be indemnified as provided in Paragraph 3, below, a determination made by the reviewing party that Indemnitee should not be indemnified will not be binding, and Indemnitee will not be required to reimburse the Company for any expense advanced until a judicial determination is made and all appeal rights have been used or have elapsed. Indemnitee's obligation to reimburse the Company for expense advances will be unsecured, and no interest will be charged on any expense advance.

               (e) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defending a proceeding relating to an indemnifiable event or in defending any issue or matter in such a proceeding, Indemnitee will be indemnified against all expenses in connection with the proceeding.

               (f) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for partial expenses, rather than for all expenses, the Company will indemnify Indemnitee for the portion for which Indemnitee is entitled.

                                 REVIEWING PARTY

        2. (a) Before any change in control, as defined in Paragraph 2(b), below, occurs, the reviewing party will be an appropriate person or body consisting of a member or members of the board of directors, or any other person or body appointed by the board, who is not a party to the proceeding for which Indemnitee is seeking indemnification. After a change in control, the reviewing party will be independent counsel. On all matters arising after a change in control (other than a change in control approved by a majority of the directors of the board who were directors immediately before the change in control) concerning Indemnitee's right to indemnity payments and expense advances under this Agreement, any other agreement, applicable law, or the Company's articles of incorporation or bylaws, the Company will seek legal advice only from independent counsel selected by Indemnitee and approved by the Company, and who has not otherwise performed services for the Company or the Indemnitee


                                       2.


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(other than indemnification matters) within the last five years. The independent counsel will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Among other responsibilities, independent counsel will render a written opinion to the Company and Indemnitee in whether and to what extent Indemnitee should be indemnified under applicable law. The Company agrees to pay the reasonable fees of the independent counsel and to indemnify counsel against any and all expenses, including attorneys' fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of independent counsel under this Agreement.

               (b) The term "change in control" used in Paragraph 2(a), above, refers to a state of affairs that will be deemed to have occurred if:

                      (1) Any person is or becomes the beneficial owner, directly or indirectly, of securities representing 20 percent or more of the voting power of the Company's then-outstanding voting securities;

                      (2) During any period of two consecutive years, individuals who, at the beginning of the period, constitute the board, together with any new director whose election by the board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then in office who either were directors at the beginning of the two-year period, or whose election or nomination was previously approved, cease for any reason to constitute a majority of the board;

                      (3) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or a consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80 percent of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation; or

                      (4) The stockholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company (in one or more transactions) of all or substantially all of the assets of the Company.

                       INDEMNIFICATION PROCESS AND APPEAL

        3. (a) Indemnitee will receive indemnification of expenses from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the reviewing party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

               (b) Regardless of any action by the reviewing party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with Paragraph 3(a), above, Indemnitee will have the right to enforce his or her indemnification rights under this Agreement by commencing litigation in the appropriate California court,


                                       3.


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seeking an initial determination by the court or challenging any determination by the reviewing party. The Company consents to service of process and to appear in any proceeding. Any determination by the reviewing party not challenged by Indemnitee will be binding on the parties. This remedy is in addition to any other remedies Indemnitee may have in law or in equity.

               (c) It will be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition when the required undertaking has been tendered to the Company) that it is not permissible, under this Agreement or applicable law, for the Company to indemnify Indemnitee for the amount claimed. In connection with any action or determination by the reviewing party on whether Indemnitee is entitled to indemnification under this Agreement, the burden of proving a defense or determination will be on the Company. Neither the failure of the reviewing party or the Company to have made a determination before commencement of action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in actual law, nor an actual determination by the reviewing party or the Company that Indemnitee had not met the applicable standard, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendre will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

            INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS

        4. (a) The Company will indemnify Indemnitee against any and all expenses. If requested by Indemnitee, the Company will, within 10 business days after request, advance Indemnitee expenses that are incurred in connection with any claim asserted against or action brought by Indemnitee for:

                      (1) Indemnification of expenses or advances of expenses by the Company under this Agreement, any other agreement, applicable law, or the Company's articles of incorporation or bylaws relating to indemnification for indemnifiable events; and

                      (2) Recovery under directors' and officers' liability insurance policies maintained by the Company, for amounts paid in settlement if the independent counsel has approved the settlement.

               (b) The Company will not settle any proceeding in a manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement. The Company will not be liable to indemnify Indemnitee under this Agreement for any judicial award if the Company was not given a reasonable opportunity to participate in the defense of the action. The Company's liability under this Agreement will not be excused if participation in the proceeding by the Company was barred by this Agreement.

ESTABLISHMENT OF TRUST


                                       4.


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        5. (a) In the event of a change in control or a potential change in control, as defined in Paragraph 5(b), below, the Company will, on Indemnitee's written request, create a trust for Indemnitee's benefit ("the Trust"), and from time to time on Indemnitee's written request will fund the trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each request to be incurred in connection with investigating, preparing for, participating in, and defending any proceeding relating to an indemnifiable event. The amount to be deposited will be determined by the reviewing party. The terms of the Trust will provide that on a change of control:

                      (1) The Trust will not be revoked or the principal invaded without the Indemnitee's written consent.

                      (2) The Trustee will be chosen by Indemnitee subject to the Company's approval. The Trustee will advance, within 10 days after Indemnitee's request, all expenses to the Indemnitee, provided that Indemnitee agrees to reimburse the Trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Paragraph 1(d), above.

                      (3) The Trust will continue to be funded by the Company in accordance with the funding obligation set forth in this Paragraph 5.

                      (4) The Trustee will promptly pay Indemnitee all amounts to which Indemnitee is entitled as indemnification under this Agreement or otherwise.

                      (5) All unexpended funds in the Trust will revert to the Company on a final determination by the reviewing party or a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement.

               (b) The term "potential change in control" used in Paragraph 5(a), above, refers to a state of affairs that will be deemed to have occurred if:

                      (1) The Company enters into an agreement or arrangement, the consummation of which would result in a change of control;

                      (2) Any person, including the Company, publicly announces an intention to take or to consider taking action that, if consummated, would constitute a change in control;

                      (3) Any person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's then-outstanding voting securities, increases that beneficial ownership of those securities by 5 percent or more over the percentage owned by that person on the date of this Agreement; or

                      (4) The board of directors adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control has occurred.

               (c) Nothing in this Paragraph 5 relieves the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust will be reported as


                                       5.


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income by the Company for all tax purposes. The Company will pay all costs of establishing and maintaining the Trust and will indemnify the Trustee against any and all expenses, including attorneys' fees, claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

NONEXCLUSIVE RIGHTS

        6. Indemnitee's rights under this Agreement are in addition to any other rights Indemnitee may have under the Company's articles of incorporation or bylaws, or otherwise. To the extent that change in applicable law permits greater indemnification by agreement than would be afforded currently under the Company's articles of incorporation or bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by the change.

                               LIABILITY INSURANCE

        7. To the extent the Company maintains an insurance policy providing director's and officers' liability insurance, Indemnitee will be covered by the policy, in accordance with its terms, to the maximum extent of the coverage available for a Company director or officer.

PERIOD OF LIMITATIONS

        8. No legal action will be brought, and no cause of action will be asserted, by or on behalf of the Company or its affiliates, against Indemnitee, Indemnitee's spouse, heirs, executors, assigns, or representatives after two years from the date of accrual of the cause of action, or longer period as may be required by state law. Any claim or cause of action of the Company or its affiliate will be extinguished and deemed released unless asserted by the timely filing of a legal action within that period. However, if any shorter period of limitations is applicable to any cause of action, that shorter period will govern.

SUBROGATION

        9. If payment is made under this Agreement, the Company will be subrogated to the extent of the payment to all the Indemnitee's rights of recovery, who will execute all papers required and will do everything else necessary to secure those rights, including executing documents necessary to enable the Company to effectively bring suit to enforce those rights.

DUPLICATION OF PAYMENT

        10. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (by insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

                                 BINDING EFFECT

        11. This Agreement will be binding on and inure to the benefit of, and be enforceable by, the parties and their successors, assigns, spouses, heirs, and personal and legal representatives. The Company will require and cause any successor to all, substantially all,


                                       6.


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or a substantial part of the business or assets of the Company, by written agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had occurred. The indemnification provided under this Agreement will continue for Indemnitee for any action taken or not taken while serving an indemnified capacity pertaining to an indemnifiable event even though Indemnitee may have ceased to serve in that capacity at the time of any proceeding.

AMENDMENT AND WAIVER

        12. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both of the parties to this Agreement. Waiver of any provision of this Agreement will not operate as a waiver of any other provision of the Agreement. Waiver of a provision of this Agreement will not operate as a continuing waiver. Except as specifically provided in this Agreement, failure to exercise, or delay in exercising, any right or remedy under this Agreement will not constitute a waiver of the right or remedy.

                                ENTIRE AGREEMENT

        13. This Agreement constitutes the entire agreement between the parties concerning the Company's indemnification of Indemnitee for services as an officer or director of the Company. Any agreement or representation not expressly set forth in this Agreement is of no effect.

                                  SEVERABILITY

        14. If any portion of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining portions will remain enforceable to the full extent permitted by law. In addition, to the fullest extent possible, the provisions of this Agreement will be construed so as to give effect to the intent manifested by any provision held invalid, void, or unenforceable.

NOTICES

        15. Any notices or other communications required or permitted under this Agreement must be in writing, and will be deemed to have been properly given if made by personal delivery, or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notice must be addressed to the Company at 703 Rancho Conejo Blvd., Newbury Park, CA 91320, and to the Indemnitee at
__________________________________.

                                  GOVERNING LAW

        16. This Agreement will be governed by and construed in accordance with the laws of the State of California.


                                       7.


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        Executed at Newbury Park, California, on the date set forth below.

                                    COMPANY

                                       PACIFIC SOFTWORKS, INC., a California
                                       corporation


Dated:                                 By:
      ---------------------               ------------------------------------

                                    Indemnitee



Dated:
      ---------------------            ---------------------------------------


                                       8.